NEWS RELEASE	CONTACT:	Scott B. Flaherty
Executive Vice President & Chief Financial Officer
sflaherty@willislease.com
561.413.0112

Willis Lease Finance Corporation Announces Timing of
First Quarter 2026 Financial Results and Conference Call

COCONUT CREEK, FL, — April 22, 2026 — Willis Lease Finance Corporation (NASDAQ: WLFC) (the “Company”), the leading lessor of commercial aircraft engines and global provider of aviation services, today announced it will release its financial results for the first quarter of 2026 before the market opens on May 5, 2026. The Company will host a conference call led by the executive management team that day at 10:00 a.m. Eastern Time.

To participate in the conference call, please use the following dial-in numbers:

U.S. and Canada: +1 (800) 330-6730
International: +1 (786) 297-8585
Conference ID: 3012326
Participant Passcode: 989617

The conference call may also be accessed by registering via the following link:
https://event.webcasts.com/starthere.jsp?ei=1759374&tp_key=c0ab3b632b.

A digital replay will be available two hours after the completion of the conference call. To access the replay, please visit our website at www.wlfc.global under the Investor Center section for details.

About Willis Lease Finance Corporation

Willis Lease Finance Corporation (WLFC) leases large and regional spare commercial aircraft engines and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis and Willis Aviation Services Limited, the company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

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